                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K/A

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported): November 27, 2002

                           MAGNA ENTERTAINMENT CORP.
              ------------------------------------------------------
              (Exact Name of Registrant as Specified in its Charter)

                                   Delaware
              ------------------------------------------------------
                  (State or Other Jurisdiction of Incorporation)

            000-30578                                   98-0208374
   -----------------------                 -----------------------------------
   (Commission File Number)                (I.R.S. Employer Identification No.)

   337 Magna Drive, Aurora, Ontario, Canada              L4G 7K1
   ---------------------------------------------------------------------------
   (Address of Principal Executive Offices)             (Zip Code)

                                 (905) 726-2462
              ------------------------------------------------------
               (Registrant's Telephone Number, Including Area Code)

                                  Not Applicable
           ------------------------------------------------------------
           (Former Name or Former Address, if changed since Last Report)

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                                                                          PAGE
                                                                          ----
      Maryland Jockey Club Companies Audited Combined Financial             3
      Statements for the year ended December 31, 2001 with Report of Independent Auditors

      Maryland Jockey Club Companies Unaudited Combined Financial          27
      Statements for the nine months ended September 30, 2002 and September 30, 2001

(b)   PRO FORMA FINANCIAL INFORMATION.

      Pro Forma Consolidated Statement of Operations and Comprehensive     32
      Income for the Year Ended December 31, 2001

      Pro Forma Consolidated Statement of Operations and Comprehensive     33
      Income for the Nine Months Ended September 30, 2002

      Pro Forma Consolidated Balance Sheet as at September 30, 2002        34

      Notes to the Pro Forma Consolidated Financial Statements             35

    MARYLAND JOCKEY CLUB COMPANIES

    Audited Combined Financial Statements

    Year ended December 31, 2001 with Report of Independent Auditors

                         Maryland Jockey Club Companies

                      Audited Combined Financial Statements


                          Year ended December 31, 2001




                                    CONTENTS

Report of Ernst & Young LLP, Independent Auditors........................................................1

Audited Combined Financial Statements

Combined Balance Sheet...................................................................................2
Combined Statement of Operations.........................................................................4
Combined Statement of Stockholders' Equity and Partners' Deficit.........................................6
Combined Statement of Cash Flows.........................................................................7
Notes to Combined Financial Statements...................................................................8

                Report of Ernst & Young LLP, Independent Auditors

Maryland Jockey Club Companies

We have audited the accompanying combined balance sheet of the Maryland Jockey Club Companies as of December 31, 2001, and the related combined statements of operations, stockholders' equity, partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Maryland Jockey Club Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Maryland Jockey Club Companies as of December 31, 2001, and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                 /s/ Ernst & Young LLP


January 20, 2003

                         Maryland Jockey Club Companies

                             Combined Balance Sheet

                                December 31, 2001

ASSETS
Current assets:
   Cash and cash equivalents                                               $  3,203,565
   Accounts receivable, less allowance for doubtful accounts
    of $127,000                                                               3,422,016
   Prepaid expenses                                                           1,080,769
   Due from affiliates                                                        1,759,933
   Current portion of note receivable from affiliate                            309,108
   Current portion of notes receivable from unaffiliated
    Virginia Racetrack                                                          590,000
                                                                           ------------
Total current assets                                                         10,365,391

Property, plant and equipment:
   Land                                                                       4,005,012
   Buildings, land and leasehold improvements                                58,482,984
   Machinery, equipment, furniture and fixtures                              15,802,998
                                                                           ------------
                                                                             78,290,994
Less accumulated depreciation                                               (44,793,355)
                                                                           ------------
Net property, plant and equipment                                            33,497,639

Other noncurrent assets:
   Investment in related party                                                  516,124
   Investments in affiliates                                                  2,390,223
   Note receivable from affiliate                                             2,967,432
   Notes receivable from unaffiliated Virginia Racetrack                        942,500
   Deferred financing costs, net of accumulated amortization
    of $23,999                                                                  118,311
   Other                                                                        251,914
                                                                           ------------
Total other noncurrent assets                                                 7,186,504
                                                                           ------------
Total assets                                                               $ 51,049,534
                                                                           ============


SEE ACCOMPANYING NOTES.

LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' DEFICIT
Current liabilities:
   Short-term borrowings                                                   $  2,600,000
   Accounts payable and accrued expenses                                      4,560,859
   Pari-mutuel tickets outstanding                                            2,410,552
   Due to affiliates                                                          3,905,350
   Current portion of long-term debt                                            994,488
                                                                           ------------
Total current liabilities                                                    14,471,249


Note payable to related party                                                 2,500,000
Notes payable to affiliate                                                    2,128,999
Long-term debt, less current portion                                         24,459,239
                                                                           ------------
Total liabilities                                                            43,559,487
                                                                           ------------



Stockholders' equity and partners' deficit
   Common stock (Class A), par value $.10 per share,
    Authorized shares - 10,000
    Issued and outstanding shares - 1,000                                           100
   Common stock (Class B), par value $.10 per share,
    Authorized shares - 10,000,
    Issued and outstanding shares - 9,000                                           900
   Additional paid-in capital                                                 2,553,700
   Retained earnings                                                         10,691,039
   Partners' deficit                                                         (5,755,692)
                                                                           ------------
Total stockholders' equity and partners' deficit                              7,490,047
                                                                           ------------
Total liabilities and stockholders' equity and partners' deficit           $ 51,049,534
                                                                           ============


SEE ACCOMPANYING NOTES.

                         Maryland Jockey Club Companies

                        Combined Statement of Operations

                          Year ended December 31, 2001


Mutuel play                                                               $ 326,478,025
Returned to public                                                         (257,901,955)
                                                                           ------------
Gross wagering revenues                                                      68,576,070
                                                                           ------------
Less takeouts:
   Stakes and purses                                                         22,008,510
   Commissions to unaffiliated Maryland standardbred racetrack               11,471,641
   Signal fees                                                                7,946,098
   State's share                                                              1,310,691
   Pension funds                                                                710,023
   Bond fund                                                                  1,042,717
                                                                           ------------
                                                                             44,489,680
                                                                           ------------
                                                                             24,086,390
                                                                           ------------

Commissions from unaffiliated Maryland standardbred racetrack                 9,091,964
Commissions from affiliated off-track betting facilities                      2,442,188
                                                                           ------------
                                                                             11,534,152
                                                                           ------------
Companies' share                                                             35,620,542

Other racing revenue                                                         18,875,399
                                                                           ------------
Revenue from racing                                                        $ 54,495,941
                                                                           ============

                         Maryland Jockey Club Companies

                          Year ended December 31, 2001


Revenue from racing                                      $ 54,495,941
                                                         ------------

Expenses:
   Operating                                               33,423,258
   General and administrative                               8,775,188
   Depreciation and amortization                            3,547,362
   Losses from affiliated training center                   2,201,306
   Losses from affiliated off-track betting facilities      1,459,570
                                                         ------------
                                                           49,406,684

Income from operations                                      5,089,257

Other income (expense):
   Interest expense                                        (1,972,085)
   Interest income                                            414,650
   Other income                                             1,255,089
                                                         ------------
                                                             (302,346)
                                                         ------------

Income before provision for income taxes                    4,786,911
                                                         ------------

Provision for income taxes                                  3,294,770
                                                         ------------
Net income                                               $  1,492,141
                                                         ============


SEE ACCOMPANYING NOTES.

                         Maryland Jockey Club Companies

        Combined Statement of Stockholders' Equity and Partners' Deficit



                                  COMMON       COMMON       ADDITIONAL
                                   STOCK        STOCK        PAID-IN       RETAINED      PARTNERS'
                                 (CLASS A)    (CLASS B)      CAPITAL       EARNINGS      DEFICIT         TOTAL
                               ----------------------------------------------------------------------------------
Balance at December 31, 2000   $       100   $       900   $ 2,553,700   $ 6,809,979   $(3,366,773)   $ 5,997,906
   Net income (loss)                  --            --            --       3,881,060    (2,388,919)     1,492,141
                               ----------------------------------------------------------------------------------
Balance at December 31, 2001   $       100   $       900   $ 2,553,700   $10,691,039   $(5,755,692)   $ 7,490,047
                               ----------------------------------------------------------------------------------
                               ----------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES.

                         Maryland Jockey Club Companies

                        Combined Statement of Cash Flows

                          Year ended December 31, 2001


OPERATING ACTIVITIES
Net income                                                                      $ 1,492,141
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization                                                     3,547,362
Changes in operating assets and liabilities:
Accounts receivable, net                                                         (1,303,679)
Prepaid expenses and other assets                                                     5,346
Accounts payable and accrued expenses                                               359,999
Pari-mutuel tickets outstanding                                                    (132,420)
Due from/to affiliates                                                           (4,435,928)
                                                                                -----------
Net cash used in operating activities                                              (467,179)

INVESTING ACTIVITIES
Purchases of property, plant and equipment                                       (4,299,964)
Repayment of notes receivable from unaffiliated Virginia Racetrack                  217,500
Decrease in note receivable from affiliate                                          103,741
Increase in investment in related party                                            (151,424)
Increase in investment in affiliates                                                (15,252)
                                                                                -----------
Net cash used in investing activities                                            (4,145,399)

FINANCING ACTIVITIES
Proceeds from long-term debt                                                      5,000,000
Net proceeds from short-term borrowings                                           2,100,000
Principal payments on long-term debt                                               (760,608)
Payments on notes payable to affiliate                                             (139,242)
                                                                                -----------
Net cash provided by financing activities                                         6,200,150
                                                                                -----------
Increase in cash and cash equivalents                                             1,587,572
Cash and cash equivalents at beginning of year                                    1,615,993
                                                                                -----------
Cash and cash equivalents at end of year                                        $ 3,203,565
                                                                                ===========

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                                   $ 1,848,095
                                                                                ===========


SEE ACCOMPANYING NOTES.

                         Maryland Jockey Club Companies

                     Notes to Combined Financial Statements

                                December 31, 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND DESCRIPTION OF BUSINESS

The accompanying combined financial statements include the accounts of the following entities collectively referred to throughout as the Maryland Jockey Club Companies or Companies. These Companies operate the only thoroughbred racetracks in Maryland - Pimlico Race Course and Laurel Park. All companies in the combined group are under common management and represent the operating activities associated with thoroughbred racing and wagering in the State of Maryland.

The Pimlico Racing Association, Inc and its wholly subsidiary, the Maryland Jockey Club of Baltimore City, Inc., (collectively Pimlico) own the real property and other assets comprising Pimlico Race Course in Baltimore, Maryland.

Laurel Racing Association, Inc. (LRAI) is the general partner of Laurel Racing Association Limited Partnership (Laurel). Laurel consists of the general partner and a limited partner. The general partner has exclusive and complete discretion in the management and control of Laurel and as such, the operations of Laurel have been consolidated within LRAI. Laurel owns the real property and other assets comprising Laurel Park in Laurel, Maryland.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

COMBINATION

All inter-company accounts and transactions have been eliminated in combination.

                         Maryland Jockey Club Companies

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Companies' financial instruments consisting of Cash and Cash Equivalents, Accounts Receivable, Due from Affiliates, Prepaid Expenses, Accounts Payable and Accrued Expenses, Pari-mutuel Tickets Outstanding and Due to Affiliates approximate fair value given the short-term nature of these financial instruments.

The Companies also have financial instruments in Notes Receivables from Affiliates, Notes Receivable from Unaffiliated Virginia Racetrack, Short-term Borrowings, Long-term Debt, Notes Payable to Affiliates and a Note Payable to a Related Party with fair values that approximate carrying value.

CASH EQUIVALENTS

The Companies consider all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are generally due within 30 days and collateral is not required. The Company's policy is to write off all accounts that have been identified as uncollectible. An allowance for doubtful accounts is recorded for accounts not yet written off which may become uncollectible in future periods. Accounts receivable primarily includes unpaid signal fees and common pool wagering settlements.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is recorded at cost. The provision for depreciation has been computed using accelerated tax methods, which do not differ materially from depreciation methods that are in accordance with accounting principles generally accepted in the United States.

The Companies' major classes of property and equipment the related useful lives are as follows:

Furniture and fixtures                                      3-7 years
Machinery and equipment                                     3-7 years
Land improvements                                            15 years
Buildings and improvements                                18-40 years

                         Maryland Jockey Club Companies

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Certain expenses incurred in obtaining long-term financing are being amortized over a period which approximates the term of the indebtedness. Amortization is computed using the straight-line method.

PARI-MUTUEL TICKETS OUTSTANDING

The Companies hold amounts owed for unclaimed winning tickets from recent meets. Any amounts not claimed within one year will be remitted to the Maryland Racing Commission in accordance with state law. Amounts related to unclaimed tickets greater than one year old were remitted to the Maryland Racing Commission.

REVENUE RECOGNITION

The Companies record gross wagering revenues associated with horse racing on a daily basis. Wagering revenues are recognized gross of purses, stakes and awards and pari-mutuel wagering taxes. The costs to these amounts are shown as "Less Takeouts" in the accompanying combined statement of operations.

COMPANIES' SHARE

Mutuel play reflects the results of 109 days of live racing conducted at Pimlico Race Course and 110 days of live racing conducted at Laurel Park for the year ended December 31, 2001.

SIGNAL FEES AND COMMON POOL WAGERING COMMISSIONS

Signal fees and common pool wagering commissions are based on an established percentage of mutuel play. These amounts represent both signal fees paid to non-Maryland racetracks by the Companies and common pool wagering commissions earned on live racing conducted by the Companies.

OTHER RACING REVENUE

Other meeting revenue includes non-wagering revenue primarily related to live racing days and simulcast only days. Revenues include admissions, parking, program sales, concession commission, signal fees and other non-wagering revenues.

                         Maryland Jockey Club Companies

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EMPLOYEE BENEFIT PLANS

Maryland law requires Pimlico and Laurel to withhold a specified percentage of mutuel play for employee benefits. An amount withheld is remitted to the Maryland Race Track Employees' Pension Fund and the Maryland Harness Track Employees Pension Fund on behalf of their employees. The residual amount is remitted to a plan sponsored by the State of Maryland covering state employees working at Maryland racetracks. The Maryland Race Track Employees' Pension Fund, a defined benefit plan, was established by the Companies and certain other Maryland racing industry employers. Such contributions are reflected in the accompanying combined statement of operations within pension funds. Under this plan, the Companies are not required to fund any additional amounts beyond the amounts withheld based upon mutuel play.

The Companies sponsor a defined contribution plan for eligible nonunion employees. The Companies match 25% of the first 3% and 50% of the next 1% contributed by eligible employees. For the period ended December 31, 2001, the Companies recognized $53,654 within general and administrative expense in the accompanying combined statement of operations.

Additionally, the Companies sponsor a defined contribution plan for all eligible union employees. The plan does not require the Companies to make contributions to the plan; however, the Companies can voluntarily elect to make contributions. As of December 31, 2001, the Companies have not made any contributions to this plan.

ADVERTISING COSTS

The Companies expense most costs of advertising the first time the advertising takes place, except for direct-response advertising, which is capitalized and expensed when redeemed on the day of the promotion.

Direct-response advertising consists primarily of mystery vouchers that can be redeemed on a specific racing day. Mystery vouchers are sent to customers with an indeterminable value assigned to the voucher, which can only be determined when used to place a bet at one of the Companies' racetracks or its affiliated off-track betting parlors. The capitalized costs of this advertising are expensed when redeemed.

At December 31, 2001, $316,463 of advertising was reported as prepaid expenses and the total amount charged to advertising expense during 2001 was $3,547,283.

                         Maryland Jockey Club Companies

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER INCOME

In 2001, the Companies received proceeds from an insurance claim related to a fire at Pimlico Race Course on Preakness Day in 1998. The insurance proceeds amounted to approximately $1,126,000 which covered expenses related to repairs and unrealized revenues related to interruption in business.

INCOME TAXES

The Companies consist of both corporations and partnerships. The corporations account for income taxes in accordance with the liability method for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. No provision has been recorded for income taxes at Laurel as any income or loss of this entity is included in the tax returns of the partners.

2. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following as of December 31, 2001:

Trade payables                                       $2,058,055
Accrued salaries and benefits                           732,897
Deferred revenue                                        600,517
Taxes payable                                           384,750
Interest payable                                        291,976
Other                                                   492,664
                                                    ------------
                                                     $4,560,859
                                                    ------------
                                                    ------------

                         Maryland Jockey Club Companies

3. INVESTMENTS IN AFFILIATES

AFFILIATED OFF-TRACK BETTING FACILITIES

Laurel and Pimlico entered into agreements with an unaffiliated Maryland standardbred racetrack to form Maryland OTB Facilities LLC (Maryland OTB) and New Maryland OTB Facilities LLC (New Maryland OTB), collectively referred to as "Affiliated Off-Track Betting Facilities." Maryland OTB was formed to account for the operations and distributions of commission of two Maryland off-track-betting facilities. New Maryland OTB was formed to operate a separate Maryland off-track-betting facility in addition to accounting for the operations and distributions of commission. Laurel and Pimlico each have a 40% equity interest in both Maryland OTB and New Maryland OTB and share proportionately in any gains or losses. At December 31, 2001, the equity investment recorded by the Laurel and Pimlico for Maryland OTB and New Maryland OTB was $800 each.

Summarized financial information for the Affiliated Off-Track Betting as of and for the year ended December 31, 2001:

ASSETS
Cash                                    $   950,529
Property and equipment, net               3,005,505
Other                                     2,302,861
                                        -----------
Total assets                            $ 6,258,895
                                        ===========

LIABILITIES
Accounts payable and accrued expenses   $   911,373
Pari-mutuel tickets outstanding             484,952
Due to related parties                    1,584,030
Note payable to affiliates                3,276,540
                                        -----------
Total liabilities                       $ 6,256,895
                                        ===========

OPERATIONS
Gross wagering revenues                 $ 2,442,188
Commissions to affiliates                (2,442,188)
Other revenue                               111,047
Operating expenses                       (1,651,184)
Other                                      (284,326)
                                        -----------

Net loss                                 (1,824,463)
Minority interest in net loss               364,893
                                        -----------
Net loss for Pimlico and Laurel         $(1,459,570)
                                        ===========

                         Maryland Jockey Club Companies

3. INVESTMENTS IN AFFILIATES (CONTINUED)

AFFILIATED TRAINING CENTER

Laurel and Pimlico indirectly own a 50.5% and 49.5% interest, respectively, in Southern Maryland Agricultural Association (SMAA), which owns and operates the Bowie Race Course Training Center. Laurel and Pimlico's investment in SMAA is accounted for under the equity method and, accordingly, is carried at cost as adjusted for capital contributions and their proportionate share of the training center costs. Laurel and Pimlico are responsible under the Maryland racing law for costs of operations, maintenance and improvements to the training facility.

At December 31, 2001, the total equity investment of Laurel and Pimlico in SMAA was $2,388,283. There is a difference between Laurel's investment in SMAA and its share of SMAA's equity. In June 2001, the financial accounting standards board issued Statement No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS (Statement No. 142). Statement No. 142, which will be adopted by Laurel in 2002, will require a one time adjustment to increase Laurel's investment by approximately $314,000 to reflect its proportionate share of the underlying equity of SMAA. This adjustment will be recorded as a cumulative effect of an accounting change in 2002.

Summarized financial information for the Affiliated Training Center as of and for the year ended December 31, 2001:

ASSETS
Cash                                    $    25,984
Property and equipment, net               1,127,229
Notes receivable from affiliates          2,128,999
Other                                       142,959
                                        -----------
Total assets                            $ 3,425,171
                                        ===========

LIABILITIES
Accounts payable and accrued expenses   $   253,871
Due to related parties                      468,533
                                        -----------
Total liabilities                       $   722,404
                                        ===========

OPERATIONS
Operating Expenses                      $(2,653,017)
Other                                       451,711
                                        -----------
Net loss                                $(2,201,306)
                                        ===========

                         Maryland Jockey Club Companies

4. INVESTMENT IN RELATED PARTY AND NOTE PAYABLE TO RELATED PARTY

Pimlico has recorded an equity investment in Triple Crown Productions LLC for which it owns a 33.33% interest. In 1999, Pimlico entered into a promissory note agreement that bears interest at 6.1%, annually and is payable on September 14, 2005. The outstanding balance of this note at December 31, 2001 was $2,500,000. For the year ended December 31, 2001 interest expense of $152,500 for this promissory note agreement is included in interest expense in the combined statement of operations.

5. NOTE RECEIVABLE FROM AFFILIATE

In 2000, Pimlico entered into a promissory note agreement with New Maryland OTB to assist in the financing of property, plant and equipment. The promissory note bears interest based on the prime interest rate adjusted quarterly. Principal and interest payments are due quarterly beginning January 2002 through 2014. The outstanding balance under this agreement was $3,276,540 at December 31, 2001.

For the year ended December 31, 2001, interest earned on notes receivable from affiliate of $236,148 is included in interest income.

6. UNAFFILIATED VIRGINIA RACETRACK

MANAGEMENT FEES

Under the terms of a contractual agreement, Laurel and Pimlico perform various management services for an unaffiliated Virginia Racetrack and its related Virginia off-track betting facilities. For the services provided, Pimlico and Laurel are entitled to receive a management fee based on a percentage of the mutuel play at these locations. Management fees earned and expenses incurred in the day-to-day operations of the racetrack are as follows for the year ended December 31, 2001:

Management fee                                      $   1,721,900
Management expenses                                    (1,018,504)
                                                   ----------------
Net management fee from unaffiliated Virginia
  racetrack                                         $     703,396
                                                   ----------------
                                                   ----------------

                         Maryland Jockey Club Companies

6. UNAFFILIATED VIRGINIA RACETRACK (CONTINUED)

NOTES RECEIVABLE

In 1998, Laurel and Pimlico earned and accrued management fees of $1,450,000. This amount was converted into two seven-year promissory notes maturing December 31, 2005. The notes bears interest at the rate of 7.75% per year. Interest only was payable quarterly through 2000 and principal is to be amortized and paid together with interest in quarterly installments over the remaining five-year term of the note. As of December 31, 2001, the balance of these notes was $1,532,500.

In 1999, $600,000 of the management fee earned during 1999 was deferred and converted into a promissory note bearing interest at the prime rate. During 2000, Laurel and Pimlico received $300,000 in partial repayment of the principal balance in accordance with the terms of the promissory notes.

7. LONG-TERM DEBT AND SHORT-TERM BORROWINGS

Laurel and Pimlico have bank term loans, which have outstanding principal balances of $20,453,727 at December 31, 2001. These loans requires quarterly principal and interest payments through December 1, 2013, at which time the remaining balance of $2.7 million for each loan is due. These loans bears interest at 6.50% until December 1, 2003 at which time the interest rate will reset to 300 basis points above the then current rate for a fixed income U.S. Treasury security with a comparable term. The rates also resets in a similar fashion on December 1, 2008.

Effective as of December 31, 2001, $5,000,000 of Pimlico's line of credit was converted to a 15-year term bank loan bearing interest at 300 basis points above the 5-year treasury rate. Payments of principal and interest are due quarterly over the 15-year term and the loan is callable on December 31, 2006 and December 31, 2011.

The term loans are secured by deeds of trust on land, buildings and improvements, security interests in all other assets, and are guaranteed by Pimlico. In addition, Pimlico is required to comply with certain operational and financial covenants.

                         Maryland Jockey Club Companies

7. LONG-TERM DEBT AND SHORT-TERM BORROWINGS (CONTINUED)

Maturities of term loans are as follows:

2003                                               $     994,488
2004                                                   1,089,579
2005                                                   1,175,877
2006                                                   1,269,013
2007                                                   5,290,110
Thereafter                                            15,634,660
                                                  --------------
                                                   $  25,453,727
                                                  --------------
                                                  --------------


Pimlico also has a revolving line of credit agreement for working capital and capital expenditures. The line provides for borrowings of up to $10 million at the bank's prime rate of interest through December 1, 2013, when any remaining balance is due. At December 31, 2001, $2,600,000 was outstanding under the line of credit. The weighted average interest rate during 2001 for these short-tem borrowings were 6.36%.

Interest expense on bank term loans and the revolving line of credit was $1,739,910 for the year ended December 31, 2001.

8. NOTES PAYABLE TO AFFILIATE

Laurel and Pimlico have promissory note agreements with SMAA. The outstanding balance under these notes was $2,128,999 at December 31, 2001. These notes bear interest at 7.75% annually and mature January 1, 2003.

For the year ended December 31, 2001, interest expense related to the aforementioned notes of $79,675 for Laurel and Pimlico is included in interest expense in the accompanying combined statement of operations.

9. LEASES

On November 1, 1999, Pimlico entered into an operating lease with an unrelated party for an off-track betting facility located in Northeast, Maryland. Monthly rental payments of $12,000 are due through November 1, 2004 and are increased thereafter by the annual increase in the Consumer Price Index for the remainder of the lease term that expires November 1, 2014. Pimlico is also contingently liable for an additional rental fee equal to the amount by which 1.05% of the mutuel play on the premises exceeds the base annual rents.

                         Maryland Jockey Club Companies

9. LEASES (CONTINUED)

For the year ended December 31, 2001, rental payments and an additional rent payment made to the unrelated party were $144,000 and $16,065, respectively.

10. INCOME TAXES

Pimlico and LRAI file separate federal tax returns and are not able to offset income and losses between the two companies. The provision for income taxes in the accompanying financial statements has been recorded based upon the net income of Pimlico.

LRAI recorded no provision or benefit for income taxes based upon losses incurred by Laurel. No deferred tax assets have been recorded for LRAI in the accompanying financial statements since these assets are not realizable based upon the current operating losses of Laurel.

Provision for income taxes includes deferred taxes resulting from temporary differences between the tax basis of assets and liabilities and their recorded amounts on the combined balance sheet. The principal sources of the temporary differences between the tax basis of assets and liabilities include accrued expense, accounts receivable, property and equipment and investments in affiliates and partnerships.

The following is a summary of the components of income tax expense related to the Companies' taxable operations for the year ended December 31, 2001:

Current:
Federal                                          $    2,778,428
State                                                   499,403
                                                ----------------
                                                      3,277,831

Deferred:
Federal                                                  15,329
State                                                     1,610
                                                ----------------
                                                         16,939
                                                ----------------
                                                 $    3,294,770
                                                ----------------
                                                ----------------

                         Maryland Jockey Club Companies

10. INCOME TAXES (CONTINUED)

The Companies' effective tax rate differs from the federal statutory rate of 34% as a result of the following:

Federal statutory rate                                             34.0%

Effective of:
   Net losses of Laurel Racing Association Limited Partnership     17.0
   Nondeductible losses of joint venture operations                13.0
   Permanent items                                                  0.7
   State                                                            2.3
   Other                                                            1.8
                                                                  -------
                                                                   68.8%
                                                                  -------
                                                                  -------


The effect of temporary differences are as follows as of December 31, 2001:

Deferred tax assets:
   Property and equipment                      $ 242,745
   Accrued expense                               171,600
   Accounts receivable                            29,250
   Other                                             149
                                               ---------
Total deferred tax assets                        443,744
Less valuation allowance                        (242,745)
                                               ---------
Net deferred tax assets                          200,999

Deferred tax liabilities:
   Investment in affiliates and partnerships    (227,981)
                                               ---------
Net deferred tax liabilities                    (227,981)
                                               ---------
Net deferred tax liability                     $ (26,982)
                                               =========


The Companies have recognized a valuation allowance in the amount of $242,745 for deferred tax assets that may not be realizable in the future.

During 2001, the Companies' paid $2,190,922 for income taxes.

                         Maryland Jockey Club Companies

11. OTHER AFFILIATED CORPORATIONS

RACE TRACK PAYROLL ACCOUNT, INC.

Laurel and Pimlico each own 50% of Race Track Payroll Account, Inc. (RTPA). RTPA administers and maintains payroll transactions for the Association. For these services, Laurel and Pimlico paid RTPA $160,095 for the year ended December 31, 2001.

Summarized balance sheet information for RTPA as of December 31, 2001:

ASSETS
Cash                                    $352,679
Due from affiliates                      312,395
                                        --------
Total assets                            $665,074
                                        ========

LIABILITIES
Accounts payable and accrued expenses   $670,921
                                        --------
Total liabilities                       $670,921
                                        ========


MARYLAND THOROUGHBRED PURSE ACCOUNT, INC.

Laurel and Pimlico, with the concurrence of the Horsemen, formed the Maryland Thoroughbred Purse Account, Inc. (MTPA) to manage, invest and in all respects administer the Horsemens' share of the monies derived from mutuel play conducted by Laurel and Pimlico. MTPA is owned 50% each by Laurel and Pimlico. During 2001, Laurel and Pimlico were charged fees of $93,600 by MTPA for the administrative costs of the purse account. For the year ended December 31, 2001, MTPA, in its capacity as administrator, incurred expenses in excess of revenues of $84,748 (including the aforementioned fees).

                         Maryland Jockey Club Companies

11. OTHER AFFILIATED CORPORATIONS (CONTINUED)

Summarized financial information for MTPA as of December 31, 2001:

ASSETS
Restricted cash for payment of Maryland Horsemen Owners' liabilities   $3,931,468
Accounts receivable, net                                                1,247,988
Due from affiliates                                                     2,568,042
                                                                       ----------
Total assets                                                           $7,747,498
                                                                       ==========

LIABILITIES
Maryland Horsemen Owners' liabilities                                  $7,085,348
Accounts payable and accrued expenses                                     306,875
Due to related parties                                                    360,120
                                                                       ----------
Total liabilities                                                      $7,752,343
                                                                       ==========


12. LAND LEASE AND GUARANTEE

In 2000, Laurel began leasing to a not-for-profit entity, for a nominal amount, approximately three acres of land within Laurel Park for the development of two dormitories. An officer of Laurel is also an officer and director of this not-for-profit entity. The dormitories provide housing and improved quality of life for some of Laurel's backstretch workers. As part of the lease and dormitory financing agreement, leased land is restricted by deed for the next 50 years for the purpose of low income housing, subject to certain exceptions.

Laurel has agreed to manage the dormitories and deposit approximately $4,000 per year through 2040 in a collateral account to enable the not-for-profit entity to make principal payments on its indebtedness. Laurel has also guaranteed performance by the not-for-profit entity of its non-monetary obligations, payment of all operating deficits incurred by the project, and annual principal payments of indebtedness of through 2039.

For the year ended December 31, 2001, Laurel made payments of principal and interest of $28,795. Laurel is also responsible for all costs of the project not covered by rent. The not-for-profit entity collects rent on these dormitories of approximately $32,400 which was transferred to Laurel for payment of these obligations and to cover other costs associated with the project.

                         Maryland Jockey Club Companies

12. LAND LEASE AND GUARANTEE (CONTINUED)

These obligations are not expected to have a material impact on the Companies operating results in future periods and are not included in Note 7, Long-Term Debt and Short-Term Borrowings.

13. CONTRACTS, COMMITMENTS AND CONTINGENCIES

Laurel and Pimlico use equipment in the operation of the tracks under a long-term agreement. Expenses under this agreement are based on negotiated percentages of the daily mutuel play including inter-track wagers. Laurel and Pimlico incurred expenses of $570,519 and $694,448, respectively, for the year ended December 31, 2001.

14. ACQUISITION OF THE MARYLAND JOCKEY CLUB COMPANIES

On November 27, 2002, Maryland Racing, Inc., a wholly-owned subsidiary of Magna Entertainment Corp. ("MEC"), completed its acquisition of a majority interest in Pimlico Race Course and Laurel Park by acquiring a 51% voting and equity interest in Pimlico and a 51% voting and 58% equity interest in Laurel. MEC also has call options to purchase the remaining interest in Pimlico and Laurel and the remaining shareholders of Pimlico and Laurel also have put options with terms that are similar to the terms of the call options available to MEC.

                         Maryland Jockey Club Companies
                             Combined Balance Sheets
                                   (Unaudited)

                                                                           SEPTEMBER 30       SEPTEMBER 30
                                                                               2002               2001
                                                                        ---------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                              $     2,104,179     $    2,650,982
   Accounts receivable                                                          2,605,505          2,288,985
   Due from affiliates                                                                 --          1,270,792
   Prepaid expenses                                                               896,971          1,126,814
   Current portion of notes receivable from affiliates                            309,108                 --
   Current portion of note receivable
     from unaffiliated Virginia Racetrack                                         290,000            590,000
                                                                        ---------------------------------------
Total current assets                                                            6,205,763          7,927,573

Property, plant and equipment:
   Land                                                                         4,086,603          4,069,869
   Buildings and land improvements                                             61,125,651         57,798,687
   Machinery, equipment, furniture and fixtures                                15,809,748         15,346,299
                                                                        ---------------------------------------
                                                                               81,022,002         77,214,855
   Less accumulated depreciation                                              (47,403,355)       (43,765,923)
                                                                        ---------------------------------------
Net property, plant and equipment                                              33,618,647         33,448,932

Other noncurrent assets:
   Investments in related parties                                                 575,900            516,124
   Investments in affiliates                                                    1,543,517            759,707
   Notes receivable from affiliates                                             2,720,147          3,276,540
   Notes receivable from unaffiliated
     Virginia Racetrack                                                           678,000          1,091,376
   Receivable from concessionaire                                                 626,973            561,619
   Deferred financing costs, net                                                  139,232            118,146
   Other                                                                          684,072            134,086
                                                                        ---------------------------------------
Total noncurrent assets                                                         6,967,841          6,457,598
                                                                        ---------------------------------------
Total assets                                                              $    46,792,251        $47,834,103
                                                                        =======================================

                         Maryland Jockey Club Companies
                             Combined Balance Sheets
                                   (Unaudited)


                                                                        SEPTEMBER 30        SEPTEMBER 30
                                                                            2002                2001
                                                                     ----------------------------------------
LIABILITIES, STOCKHOLDERS' EQUITY AND PARTNERS' DEFICIT
Current liabilities:
   Short-term borrowings                                                $        --        $    7,600,000
   Accounts payable and accrued expenses                                     6,182,376          7,095,928
   Pari-mutuel tickets outstanding                                           1,933,886          2,350,201
   Due to related parties                                                    2,175,692          1,781,798
   Current portion of long-term debt                                         1,041,216            761,079
                                                                     ----------------------------------------
Total current liabilities                                                   11,333,170         19,589,006

Notes payable to affiliates                                                    963,000            496,000
Note payable to related party                                                2,500,000          2,500,000
Long-term debt, less current portion                                        21,767,217         15,493,083
                                                                     ----------------------------------------
Total liabilities                                                           36,563,387         38,078,089

Stockholders' equity and partners' deficit
   Common stock (Class A), par value $.10 per share,                               100                100
       Authorized shares - 10,000
       Issued and outstanding shares - 1,000
   Common stock (Class B), par value $.10 per share,                               900                900
       Authorized shares - 10,000
       Issued and outstanding shares - 9,000
   Additional paid-in capital                                                2,553,700          2,553,700
   Retained earnings                                                        15,635,014         14,448,234
   Partners' deficit                                                        (7,960,850)        (7,246,920)
                                                                     ----------------------------------------
Total stockholders' equity and partners' deficit                            10,228,864          9,756,014

Total liabilities, stockholders' equity and partners' deficit           $   46,792,251        $47,834,103
                                                                     ========================================

                         Maryland Jockey Club Companies
                        Combined Statements of Operations
                                   (Unaudited)

                                                                                 NINE MONTHS ENDED
                                                                         SEPTEMBER 30        SEPTEMBER 30
                                                                             2002                2001
                                                                      ----------------------------------------
Mutuel play                                                             $    242,861,589       $244,883,398
   Returned to public                                                        192,324,833        193,304,266
                                                                      ----------------------------------------
Gross wagering revenues                                                       50,536,756         51,579,132
                                                                      ----------------------------------------
Less takeouts:
   Stakes and purses                                                          16,129,780         16,545,430
   Commissions to unaffiliated Maryland
     standardbred racetrack                                                    8,432,998          8,643,955
   Signal fees                                                                 5,989,817          5,903,293
   State's share                                                                 969,020            981,717
   Pension funds                                                                 522,195            534,752
   Bond fund                                                                     706,561            780,760
                                                                      ----------------------------------------
                                                                              32,750,371         33,389,907
                                                                      ----------------------------------------
                                                                              17,786,385         18,189,225
Commission from unaffiliated Maryland
   standardbred racetrack                                                      6,533,620          6,794,894
Commissions from affiliated off track betting facilities                       1,794,850          1,830,790
                                                                      ----------------------------------------
Companies' share                                                              26,114,855         26,814,909

Other racing revenue                                                         16,467,664          17,094,697
                                                                      ----------------------------------------
Revenue from racing                                                          $42,582,519        $43,909,606
                                                                      ----------------------------------------

                         Maryland Jockey Club Companies
                  Combined Statements of Operations (continued)
                                   (Unaudited)

                                                                                NINE MONTHS ENDED
                                                                         SEPTEMBER 30        SEPTEMBER 30
                                                                             2002                2001
                                                                      ----------------------------------------
Revenue from racing                                                     $     42,582,519   $     43,909,606

Expenses:
   Operating                                                                  25,109,062         25,149,056
   Depreciation and amortization                                               2,619,279          2,528,637
   General and administrative                                                  7,213,490          6,692,095
   Loss on affiliated training center                                          1,614,580          1,615,264
   Loss on affiliated off track betting facilities                               853,461          1,102,358
                                                                      ----------------------------------------
                                                                              37,409,872         37,087,410

Income from operations                                                         5,172,647          6,822,196

Other income (expense):
   Interest expense                                                           (1,492,227)        (1,470,848)
   Interest income                                                               187,924            362,027
   Other (expense) income                                                       (131,063)           182,996
                                                                      ----------------------------------------
Income before provision for income taxes                                       3,737,281          5,896,371

Provision for income taxes                                                     1,390,018          2,138,909
                                                                      ----------------------------------------

Net income                                                              $      2,347,263   $      3,757,462
                                                                      ========================================


                         Maryland Jockey Club Companies
                        Combined Statements of Cash Flows
                                   (Unaudited)

                                                                                NINE MONTHS ENDED
                                                                         SEPTEMBER 30      SEPTEMBER 30
                                                                             2002              2001
                                                                       -------------------------------------
OPERATING ACTIVITIES
Net income                                                                   $2,347,263       $3,757,462
Adjustments to reconcile net income to net cash  provided by operating activities:
     Depreciation and amortization                                            2,619,279        2,528,637
     Changes in operating assets and liabilities:
       Accounts receivable, net                                                 189,538         (732,267)
       Prepaid expenses and other assets                                         44,566         (293,884)
       Accounts payable and accrued expenses                                  1,621,517        2,894,744
       Pari-mutuel tickets outstanding                                         (476,666)        (192,771)
       Due to/from related parties                                               30,275       (6,078,076)
                                                                       -------------------------------------
Net cash provided by operating activities                                     6,375,772        1,883,845

INVESTING ACTIVITIES
Purchases of property, plant and equipment                                   (2,731,008)      (3,223,825)
Repayment of notes receivable from Unaffiliated Virginia Racetrack              564,500           68,624
Net increase in investments in related parties                                1,476,266        1,719,005
Net (decrease) increase in other assets and investments                        (373,623)         219,754
                                                                       -------------------------------------
Net cash used in investing activities                                        (1,063,865)      (1,216,442)

FINANCING ACTIVITIES
Net proceeds from long-term debt                                                     --        7,100,000
Net payments on short-term borrowings                                        (2,600,000)              --
Payment on notes to affiliates                                               (1,165,999)      (1,772,241)
Principal payments on long-term debt                                         (2,645,294)      (4,960,173)
                                                                       -------------------------------------
Net cash (used in) provided by financing activities                          (6,411,293)         367,586
                                                                       -------------------------------------
Decrease in cash and cash equivalents                                        (1,099,386)       1,034,989
Cash and cash equivalents at beginning of year                                3,203,565        1,615,993
                                                                       -------------------------------------
Cash and cash equivalents at end of year                                     $2,104,179       $2,650,982
                                                                       =====================================

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                                $1,492,227       $1,470,848


MAGNA ENTERTAINMENT CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE INCOME
YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------
(UNAUDITED)
(U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE FIGURES)

                                                                                                        THE MARYLAND
                                                                                                        JOCKEY CLUB
                                                                        SPORT       SPORTS       THE    ADJUSTMENTS
                                                                       BROAD- BROADCASTING  MARYLAND   ---------------
                                       MAGNA               LADBROKE  CASTING,         INC.    JOCKEY  COMBI-
                                      ENTER-  LADBROKE  ADJUSTMENTS      INC.  ADJUSTMENTS      CLUB  NATION     OTHER   PRO FORMA
                                    TAINMENT     (NOTE        (NOTE     (NOTE        (NOTE     (NOTE   (NOTE     (NOTE  CONSOLIDATED
                                        CORP.  2(a)(i))    2(a)(ii)) 2(b)(i))    2(b)(ii))  2(c)(i)) 2(c)(v)) 2(c)(v))     TOTAL
                                  --------------------------------------------------------------------------------------------------
REVENUES
Racetrack
     Gross wagering                  $393,981   $16,759      $1,683                        $ 80,110   $10,699              $503,232
     Non-wagering                      65,430     1,470                                      20,130     1,377                88,407
                                  --------------------------------------------------------------------------------------------------
                                      459,411    18,229       1,683        -            -   100,240    12,076        -      591,639
                                  --------------------------------------------------------------------------------------------------
Real Estate
     Sale of real estate               40,600                                                                                40,600
     Rental and other                  19,050                                                                                19,050
                                  --------------------------------------------------------------------------------------------------
                                       59,650         -          -         -            -         -         -        -       59,650
                                  --------------------------------------------------------------------------------------------------
                                      519,061    18,229      1,683         -            -   100,240    12,076        -      651,289
                                  --------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
Racetrack
  Purses, awards and other            243,389     4,088      1,302                           44,490    10,699               303,968
  Operating costs                     152,561    10,953                                      33,423     4,656               201,593
  General and administrative           31,092       566                                       8,775       280                40,713
                                  --------------------------------------------------------------------------------------------------
                                      427,042    15,607      1,302         -           -     86,688    15,635        -      546,274
                                  --------------------------------------------------------------------------------------------------
Real Estate
  Cost of real estate sold             20,171                                                                                20,171
  Operating costs                      15,789                                                                                15,789
  General and administrative            1,130                                                                                 1,130
                                  --------------------------------------------------------------------------------------------------
                                       37,090         -          -         -           -         -         -         -       37,090
                                  --------------------------------------------------------------------------------------------------
Predevelopment and other costs          3,240                            430         101     3,661   (3,661)                  3,771
Depreciation and amortization          26,194       495        731                           3,547      353                  31,320
Interest expense, net                   2,682                  549                           1,557      115      1,155        6,058
                                  --------------------------------------------------------------------------------------------------
                                      496,248    16,102      2,582       430         101    95,453   12,442      1,155      624,513
                                  --------------------------------------------------------------------------------------------------
Income (loss) before income taxe       22,813     2,127       (899)     (430)       (101)    4,787     (366)    (1,155)      26,776
Income tax provision (recovery)         9,349       884       (360)                          3,295                (462)      12,706
Minority interest                                                                                       366                     366
                                  --------------------------------------------------------------------------------------------------
Net income (loss)                      13,464     1,243       (539)     (430)       (101)    1,492        -       (693)      14,436
Other comprehensive loss
   Foreign currency translation
      adjustment                      (9,062)                                                                                (9,062)
                                  --------------------------------------------------------------------------------------------------
Comprehensive income (loss)           $4,402     $1,243     ($539)     ($430)      ($101)  $1,492         -      ($693)      $5,374
                                  --------------------------------------------------------------------------------------------------
Earnings per share for Class A
Subordinate Voting Stock,
Class B Stock or Exchangeable
Share:
     Basic                             $0.16                                                                                  $0.17
     Diluted                           $0.16                                                                                  $0.17
                                  --------------------------------------------------------------------------------------------------
Average number of shares of
Class A Subordinate Voting
Stock, Class B Stock and
Exchangeable Shares outstanding
during the period [in thousands]
     Basic                            82,930                  795                                                            83,725
     Diluted                          83,242                  795                                                            84,037
                                  --------------------------------------------------------------------------------------------------

MAGNA ENTERTAINMENT CORP.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002
--------------------------------------------------------------------------------
(UNAUDITED)
(U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE FIGURES)

                                                                                      THE MARYLAND JOCKEY
                                                                                        CLUB ADJUSTMENTS
                                                   MAGNA      THE MARYLAND      --------------------------------         PRO FORMA
                                           ENTERTAINMENT       JOCKEY CLUB          COMBINATION           OTHER       CONSOLIDATED
                                                   CORP.    (NOTE 2(c)(i))       (NOTE 2(c)(v))  (NOTE 2(c)(v))              TOTAL
                                         ------------------------------------------------------------------------------------------
REVENUES
Racetrack
     Gross wagering                             $369,089           $58,865               $8,200                           $436,154
     Non-wagering                                 51,588            16,336                1,232                             69,156
                                         ------------------------------------------------------------------------------------------
                                                 420,677            75,201                9,432               -            505,310
                                         ------------------------------------------------------------------------------------------
Real Estate
     Sale of real estate                           8,466                                                                     8,466
     Rental and other                             13,257                                                                    13,257
                                         ------------------------------------------------------------------------------------------
                                                  21,723                 -                    -               -             21,723
                                         ------------------------------------------------------------------------------------------
                                                 442,400            75,201                9,432               -            527,033
                                         ------------------------------------------------------------------------------------------
COSTS AND EXPENSES
Racetrack
     Purses, awards and other                    230,100            32,750                8,158                            271,008
     Operating costs                             131,425            25,109                3,309                            159,843
     General and administrative                   27,519             7,213                  372                             35,104
                                         ------------------------------------------------------------------------------------------
                                                 389,044            65,072               11,839               -            465,955
                                         ------------------------------------------------------------------------------------------
Real Estate
     Cost of real estate sold                      6,381                                                                     6,381
     Operating costs                              10,105                                                                    10,105
     General and administrative                    1,814                                                                     1,814
                                         ------------------------------------------------------------------------------------------
                                                  18,300                 -                    -               -             18,300
                                         ------------------------------------------------------------------------------------------
Predevelopment and other costs                     1,694             2,469               (2,469)                             1,694
Depreciation and amortization                     16,684             2,619                  246                             19,549
Interest expense (income), net                     (307)             1,304                   37             864              1,898
                                         ------------------------------------------------------------------------------------------
                                                 425,415            71,464                9,653             864            507,396
                                         ------------------------------------------------------------------------------------------
Income (loss) before income taxes                 16,985             3,737                (221)           (864)             19,637
Income tax provision (recovery)                    7,030             1,390                                (346)              8,074
Minority interest                                                                           221                                221
                                         ------------------------------------------------------------------------------------------
Net income (loss)                                  9,955             2,347                    -           (518)             11,784
Other comprehensive income
  Foreign currency translation
  adjustment                                       9,637                                                                     9,637
                                         ------------------------------------------------------------------------------------------
Comprehensive income                             $19,592            $2,347                    -          ($518)            $21,421
                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------
Earnings per share for Class A
Subordinate Voting Stock,
Class B Stock or Exchangeable Share:
     Basic                                         $0.10                                                                     $0.12
     Diluted                                       $0.10                                                                     $0.12
                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------
Average number of shares of Class A
Subordinate Voting Stock, Class B
Stock and Exchangeable Shares
outstanding during the period
[in thousands]
     Basic                                        98,643                                                                    98,643
     Diluted                                      99,453                                                                    99,453
                                         ------------------------------------------------------------------------------------------
                                         ------------------------------------------------------------------------------------------

MAGNA ENTERTAINMENT CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2002
--------------------------------------------------------------------------------
(UNAUDITED)
(U.S. DOLLARS AND SHARE AMOUNTS IN THOUSANDS)


                                                                                         THE MARYLAND JOCKEY
                                                                                           CLUB ADJUSTMENTS
                                                      MAGNA      THE MARYLAND  --------------------------------------     PRO FORMA
                                              ENTERTAINMENT       JOCKEY CLUB      COMBINATION   PURCHASE ACCOUNTING   CONSOLIDATED
                                                      CORP.   (NOTE 2(c)(ii))  NOTE 2(c)(iii))       (NOTE 2(c)(iv))  BALANCE SHEET
                                             --------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                     $117,752            $2,104            ($36)              ($71,898)      $47,922
     Restricted cash                                  7,260                              2,300                               9,560
     Accounts receivable                             36,116             3,205              209                              39,530
     Prepaid expenses and other                       6,098               897               78                               7,073
                                             --------------------------------------------------------------------------------------
                                                    167,226             6,206            2,551               (71,898)      104,085
                                             --------------------------------------------------------------------------------------
Real estate properties and fixed assets,
    net                                             631,128            33,619            3,931                32,903       701,581
                                             --------------------------------------------------------------------------------------
Other assets, net                                   189,124             6,967           (4,014)               92,930       285,007
                                             --------------------------------------------------------------------------------------
Future tax assets                                     3,685                                                                  3,685
                                             --------------------------------------------------------------------------------------
                                                   $991,163           $46,792           $2,468               $53,935    $1,094,358
                                             --------------------------------------------------------------------------------------
                                             --------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable and other liabilities         $62,203           $10,292           $3,431                $2,800       $78,726
     Income taxes payable                               892                                                                    892
     Long-term debt due within one year              18,671             1,041                                               19,712
                                             --------------------------------------------------------------------------------------
                                                     81,766            11,333            3,431                 2,800        99,330
                                             --------------------------------------------------------------------------------------
Long-term debt                                       58,549            25,230             (963)               18,313       101,129
                                             --------------------------------------------------------------------------------------
Other long-term liabilities                           5,334                                                                  5,334
                                             --------------------------------------------------------------------------------------
Future tax liabilities                              115,675                                                   43,051       158,726
                                             --------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY:
Capital stock issued and outstanding -
  Class A Subordinate Voting Stock
  (issued: 2002 - 46,818)                           303,290                                                                303,290
  Exchangeable Shares (issued: 2002 - 1,824)         13,536                                                                 13,536
  Class B Stock (issued: 2002 - 58,466)             394,094                 1                                     (1)      394,094
Contributed Surplus                                   7,290             2,554                                 (2,554)        7,290
Retained earnings                                    21,429             7,674                                 (7,674)       21,429
Accumulated comprehensive loss                       (9,800)                                                                (9,800)
                                             --------------------------------------------------------------------------------------
                                                    729,839            10,229                -               (10,229)      729,839
                                             --------------------------------------------------------------------------------------
                                                   $991,163           $46,792           $2,468               $53,935    $1,094,358
                                             --------------------------------------------------------------------------------------
                                             --------------------------------------------------------------------------------------

MAGNA ENTERTAINMENT CORP.
NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
(UNAUDITED)



1.       BASIS OF PRESENTATION
--------------------------------------------------------------------------------

a)   PRO FORMA CONSOLIDATED BALANCE SHEET

     The pro forma consolidated balance sheet as at September 30, 2002 has been prepared from the unaudited consolidated balance sheet of Magna Entertainment Corp. (the "Company") as at September 30, 2002 and the unaudited consolidated balance sheet of the Maryland Jockey Club Companies ("MJC") as at September 30, 2002.

b)   PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

     I. The pro forma consolidated statement of operations and comprehensive income for the nine months ended September 30, 2002 has been prepared from:

          (i) the unaudited consolidated statement of operations and comprehensive income of the Company for the nine months ended September 30, 2002; and

          (ii) the unaudited consolidated statement of operations of MJC for the nine months ended September 30, 2002.

     II. The pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2001 has been prepared from:

          (i) the audited consolidated statement of operations and comprehensive income of the Company for the year ended December 31, 2001;

          (ii) the unaudited consolidated statement of operations of Ladbroke Racing Pennsylvania and Subsidiaries ("Ladbroke") for the period from January 1, 2001 to April 4, 2001; and

         (iii) the unaudited statement of operations of Sports Broadcasting, Inc. ("SBI") for the three month period ended March 31, 2001; and

          (iv) the audited combined statement of operations of MJC for the year ended December 31, 2001.

     These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of MJC, including the related notes thereto, presented elsewhere herein, as well as the historical financial statements of the Company, Ladbroke and SBI, including the related notes thereto, previously filed with the U.S. Securities and Exchange Commission.

     These pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").

     These pro forma consolidated financial statements are not necessarily indicative of the financial position or operating results that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2.       PRO FORMA ASSUMPTIONS AND ADJUSTMENTS
--------------------------------------------------------------------------------

These pro forma consolidated financial statements have been presented assuming that the acquisitions described below had been completed as of January 1, 2001 for the pro forma consolidated statements of operations and comprehensive income and as of September 30, 2002 for the pro forma consolidated balance sheet. The pro forma consolidated financial statements give effect to the following items:

a)  LADBROKE

     On April 5, 2001, the Company completed the acquisition of Ladbroke Racing Pennsylvania, Inc. and Sports Broadcasting, Inc. (collectively "Ladbroke Racing Pennsylvania and Subsidiaries" or "Ladbroke") for a total purchase price, including transaction costs, of $46.6 million, net of cash acquired of $7.0 million. The total purchase price was satisfied by cash payments of $20.1 million, the issuance of two promissory notes totaling $13,250,000 which bear interest at 6% per annum with the first note in the amount of $6,625,000 maturing on the first anniversary of the closing date and the second note in the amount of $6,625,000 maturing on the second anniversary of the closing date, and by the issuance of 3,178,297 shares of Class A Subordinate Voting Stock. Ladbroke includes account wagering operations, The Meadows harness racetrack and four off-track betting facilities located around the Pittsburgh, Pennsylvania area. In addition, substantially all the assets of Sports Broadcasting, Inc. consist of an 18.3% interest in The Racing Network. The Company has determined that the excess of purchase price over net assets on the Ladbroke acquisition should be allocated to racing licenses rather than goodwill. As a result, the excess has been reflected as racing licenses and, accordingly, a deferred tax liability has been established relating to this asset.

     (i) The pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2001 includes the results of Ladbroke for the same period.

     (ii) The pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2001 includes adjustments that arise as a result of the Ladbroke acquisition and the application of purchase accounting. The adjustments to the results of operations of Ladbroke included in the pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2001 are:

          - The Ladbroke unaudited consolidated statement of operations presents gross wagering revenues net of pari-mutuel taxes. For the period to our acquisition, these taxes were $1,683,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $1,683,000.

          - Additional amortization expense of $769,000 as a result of the increase in other assets (racing licenses), based on the purchase price allocation, and accounting policy to amortize the other assets over a 20 year period.

          - The State of Pennsylvania has granted the Company a reduction in pari-mutuel taxes of 0.5% for a period of three years. This reduction has been calculated based on handle to the date of our acquisition of $76,295,000. As such, the tax reduction would decrease purses, awards and other expenses by $381,000.

          - On acquisition, the Company issued promissory notes of $20,100,000, which bear interest at 6% per annum. Accordingly, there would be an increase in interest expense of $199,000.

          - On acquisition, the Company paid cash of approximately $20,100,000. Accordingly, there would be decreased interest income earned in the period as a result of these funds being disbursed at the beginning of the period of approximately $350,000.

          - Ladbroke had previously depreciated buildings over a 25 year period. The Company's accounting policy is to depreciate these assets over a 40 year period. Accordingly, depreciation and amortization expense has been reduced by $38,000 to reflect the longer depreciation period.

          - A decrease in income tax expense of $52,000 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

          - A decrease in deferred income tax expense of $308,000 as a result of the reversal of deferred income taxes on the amortization of the other assets (racing license).

(b)   SPORT BROADCASTING, INC. ("SBI")

     (i) The pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2001 includes the results of SBI for the same period.

     (ii) The pro forma consolidated statement of operations and comprehensive income includes an adjustment to adjust the loss in SBI to only the contributions made to SBI in the year ended December 31, 2001. Contributions during the year ended December 31, 2001 were $943,000. Of these amounts, $531,000 were up to the date of our acquisition and $412,000 were subsequent to our acquisition. Contributions subsequent to our acquisition are included in the Company's balances. As the loss for the period is accounted for by the equity method of accounting, an adjustment to increase pre-development and other costs by $101,000 is required to reflect the $531,000 of contributions made.

(c)  MARYLAND JOCKEY CLUB COMPANIES

     On November 27, 2002, the Company completed the acquisition of a controlling interest in the Pimlico Race Course and Laurel Park, which are operated under the trade name "The Maryland Jockey Club", for a total purchase price, including transaction costs, of $84.9 million, net of cash acquired of $5.3 million. The total purchase price was satisfied by cash payments of $66.6 million and the obligation to pay $18.3 million, which bears interest at the six month London Inter-bank Overnight Rate ("LIBOR"), upon the exercise of either the put or call option described below. Under the terms of the agreements, the Company acquired a 51% equity and voting interest in The Maryland Jockey Club of Baltimore City, Inc., the owner of Pimlico Race Course, a 51% voting interest and a 58% equity interest on a fully diluted basis in Laurel Racing Assoc., Inc., the general partner and manager of Laurel Racing Association Limited Partnership ("LRALP"), the owner of Laurel Park, and the entire limited partnership interest in LRALP. The Company also purchased options from the De Francis family to buy their remaining voting and equity interest in The Maryland Jockey Club, which represent all of the minority interests, at any time during the period starting 48 months and ending 60 months after the closing of the transaction. The Company has also granted the De Francis family the option to sell such interests to the Company at any time during the first five years after closing. In consideration for these options, the Company paid $18.4 million on closing and an additional $18.3 million, plus interest at the six month LIBOR, will be paid on exercise of the options. The put and call options are viewed, for accounting purposes, on a combined basis with the minority interest and accounted for as a financing of the Company's purchase of such minority interest. Accordingly, the Company will consolidate 100% of the operations of MJC from the date of acquisition. Pimlico Race Course, the home of the Preakness Stakes, the middle jewel in thoroughbred racing's Triple Crown, and Laurel Park both are located in the Baltimore, Maryland area.

     (i) The pro forma consolidated statements of operations and comprehensive income for the year ended December 31, 2001 and the nine months ended September 30, 2002 include the results of operations of MJC for the same periods.

     (ii) The pro forma consolidated balance sheet as at September 30, 2002 includes the financial position of MJC as at the same date.

    (iii) The pro forma consolidated balance as at September 30, 2002 includes an adjustment to eliminate certain investments in entities that are accounted for on the equity basis of accounting in the MJC balance sheet. However, as a result of the acquisition, the Company has a controlling interest in these entities and is required to consolidate rather than equity account. Accordingly, an adjustment is required to reduce cash by $36,000, investments by $4,014,000, long-term debt by $963,000 and increase restricted cash by $2,300,000, accounts receivable by $209,000, prepaid expenses and other by $78,000, real estate properties and fixed assets by $3,931,000 and accounts payable and other liabilities by $3,431,000.

     (iv) The pro forma consolidated balance sheet as at September 30, 2002 includes an adjustment to record the application of purchase accounting to the September 30, 2002 balance sheet. The impact of applying purchase accounting is to increase other assets (racing license) by $92,930,000, real estate properties and fixed assets by $32,903,000, accounts payable and other accrued liabilities by $2,800,000, long-term debt by $18,313,000, future income tax liabilities by $43,051,000 and decrease cash by $71,898,000. The capital stock of $1,000, contributed surplus of $2,554,000 and retained earnings of $7,674,000 are eliminated.

     (v) The pro forma consolidated statements of operations and comprehensive income for the year ended December 31, 2001 and the nine months ended September 30, 2002 include adjustments that arise as a result of the acquisition of MJC and the application of purchase accounting. The adjustments to the results of operations of MJC included in the pro forma consolidated statements of operations and comprehensive income for the year ended December 31, 2001 and the nine months ended September 30, 2002 are:

          FOR THE YEAR ENDED DECEMBER 31, 2001

          - The MJC statement of operations reflects commissions earned and losses from affiliated off- track betting facilities, for which the Company has a controlling interest, on the equity basis of accounting. As stated above, the Company is required to consolidate rather than equity account for these investments and the adjustment required is to increase gross wagering revenue by $10,699,000, non-wagering revenue by $1,377,000, purses, awards and other by $10,699,000, operating costs by $4,656,000, general and administrative costs by $280,000, depreciation and amortization expense by $353,000 and interest expense by $115,000, record minority interest of $366,000 and reduce predevelopment and other costs by $3,661,000.

          - On acquisition, the Company assumed the obligation to pay $18,312,650, upon the exercise of either the put or call option, which bears interest at the six month LIBOR. Accordingly, there would be an increase in interest expense of $269,000 for the year ended December 31, 2001.

          - On acquisition, the Company paid $66,615,000 for the purchase of MJC. Accordingly, there would be a decrease in interest income of $886,000 for the year ended December 31, 2001, as these funds would have not been available to earn interest.

          - A reduction in income tax expense of $462,000 for the year ended December 31, 2001 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

          FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

          - The MJC statement of operations reflects commissions earned and losses from affiliated off-track betting facilities, for which the Company has a controlling interest, on the equity basis of accounting. As stated above, the Company is required to consolidate rather than equity account for these investments and the adjustment required to increase gross wagering revenue by $8,200,000, non-wagering revenue by $1,232,000, purses, awards and other by $8,158,000, operating costs by $3,309,000, general and administrative costs by $372,000, depreciation and amortization expense by $246,000 and interest expense by $37,000, record minority interest of $221,000 and reduce predevelopment and other costs by $2,469,000.

          - On acquisition, the Company assumed the obligation to pay $18,312,650, upon the exercise of either the put or call option, which bears interest at the six month LIBOR. Accordingly, there would be an increase in interest expense of $201,000 for the nine months ended September 30, 2002.

          - On acquisition, the Company paid $66,615,000 for the purchase of MJC. Accordingly, there would be a decrease in interest income of $663,000 for the nine months ended September 30, 2002, as these funds would have not been available to earn interest.

          - A reduction in income tax expense of $346,000 for the nine months ended September 30, 2002 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(c)          EXHIBITS                                                       PAGE
                                                                            ----
Exhibit 2.1  Stock Purchase Agreement dated July 15, 2002 by and among      Previously Filed
             the Company, all of the Stockholders of Laurel Racing
             Assoc., Inc., and Pimlico Racing Association, Inc., and
             Laurel Guida Group, incorporated by reference to Exhibit 2.1 to Item 7 of the Form 8-K filed by Magna Entertainment Corp.
             dated December 12, 2002. (The Exhibits to this Agreement,
             which are identified in the list appearing at the end of the
             Agreement, have been omitted but will be furnished
             supplementally to the Commission upon request).

Exhibit 2.2  Option Agreement dated November 27, 2002 by and among the      Previously Filed
             Company,  Joseph LLC, Karin LLC, Joseph A. DeFrancis and
             Karin M. DeFrancis, incorporated by reference to Exhibit 2.2 to Item 7 of the Form 8-K filed by Magna Entertainment Corp.
             dated December 12, 2002. (Exhibit A to this Agreement has
             been omitted but will be furnished supplementally to the
             Commission upon request).

Exhibit 23   Consent of Ernst & Young LLP for Maryland Jockey Club          37

Exhibit 99   Registrant's press release dated November 27, 2002,            Previously Filed
             incorporated by reference to Exhbit 99 to Item 7 of the
             Form 8-K filed by Magna Entertainment Corp. dated
             December 12, 2002.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MAGNA ENTERTAINMENT CORP.
                                                  (Registrant)




Date: February 10, 2003                    by:       /s/Gary M. Cohn
                                               -----------------------------
                                                 Gary M. Cohn, Secretary